UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 24, 2017

EXOlifestyle, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Gordon’s Corner Road, Suite 1A Manalapan, NJ 07726
(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Sun Pacific Power Corp. and Sale of EXO:EXO, Inc. and Pizza Fusion Holdings, Inc.

On August 24, 2017, EXOlifestyle, Inc. (the “Company”) closed the Acquisition Agreement entered into with Sun Pacific Power Corp. (“SPPC”) whereby SPPC became a wholly owned subsidiary of the Company (the “Agreement”). As a result of the transaction, Mr. Randy Romano and Mr. Vaughan Dugah resigned and a new board of directors was appointed in accordance with Item 5.02 below. In addition, the Company issued exactly 284,248,605 shares of common stock of the Company to the common shareholders of SPPC. The Series 1-A Preferred Stock shareholders of SPPC were issued 976,351 shares the newly designated Series B Preferred Stock of the Company. In addition, Mr. Randy Romano and Mr. Vaughan Dugan agreed to exchange all outstanding warrants to purchase common stock of the Company for 11,685 and 11,964 shares of the Series B Preferred Stock, respectively. Following completion of this transaction, there were a total of 1,000,000 shares of the Company’s Series B Preferred Stock issued and outstanding. The Series B Preferred automatically converts into the Company’s common stock at a rate of 30.8565 shares of Common Stock for each share of Series B Preferred upon the effective date of a proposed reverse stock split of the Company’s common stock at a rate of 50:1 (the “Reverse Split”). Following the proposed Reverse Split, the Series B Preferred will convert into 30,856,553 shares of the Company’s Common Stock. The Company also issued newly designated Series C Preferred Stock to the holders of SPPC Series B Preferred Stock at a 1:1 ratio. Also in connection with the Agreement, Messrs. Romano and Dugan agreed to forgive an aggregate of $885,156 in debts the Company owed them.

The Closing of the Agreement was conditioned upon a) the entry into a Spinoff Agreement with Mr. Randy Romano and Mr. Vaughan Dugan whereby the Company agreed to sell a 100% interest in the subsidiary holdings of the Company, EXO:EXO, Inc. and Pizza Fusion Holdings, Inc. in exchange for Messrs. Romano and Dugan’s cancellation of 12,000,000 shares of the Company’s Series A Preferred Stock of the Company they own and hold.

Amendments to Convertible Notes

On August 24, 2017 (the “Effective Date”), the Company entered into amendments (the “Note Amendments”) with the five owners and holders of the Company convertible promissory notes in the aggregate principal amount of $786,271 plus aggregate accrued interest of $47,516 for a total amount of $833,787 (the “Convertible Notes”). Accrued interest after March 31, 2017 through the Effective Date was waived by the holders of the Convertible Notes.

The Note Amendments extend the maturity date for each of the Convertible Notes to 60 days from the Effective Date. The Amendments also provide that the principal balance and interest accrued as of March 31, 2017 will automatically convert into an aggregate of 17,052,925 shares of the Company’s Common Stock after giving effect to the Reverse Split immediately following the effective date of the Reverse Split. In the event the Reverse Split does not occur by September 30, 2017, the Convertible Notes shall be deemed to be in default.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is incorporated by reference in this Item 2.01.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

As a result of the Agreement described in Item 1.01 above, Mr. Nicholas Campanella will be the controlling shareholder of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

As a result of the Agreement described and pursuant to the letters of resignation received from Mr. Randy Romano and Mr. Vaughan Dugan, Mr. Romano and Mr. Dugan have resigned from all executive and directorial positions with the Company. We have provided Mr. Romano and Mr. Dugan with a copy of this disclosure statement. There are no disputes or contentions raised by Mr. Romano or Mr. Dugan. As their final act as the Board of Directors, Mr. Romano and Mr. Dugan appointed the following persons as directors and executives of the Company.

Party	Position
Nicholas Campanella	Director, CEO, President
Gregory Rodman	Director
Vincent Randanzzo	Director
Sumair Mitroo	Director
William Singer	Director

Nicholas Campanella, Director, CEO, and President is the founder of Sun Pacific Power Corp. and has been its President and a Director since its inception in 2009. He has served in many roles of community service as environmental commissioner and chairman of economic development committee as well as Grand Knight for the Knights of Columbus. Mr. Campanella has been a business owner since 1996 in various manufacturing and sales divisions. Mr. Campanella attended New York Institute of Technology in 1984, where he majored in Business Management.

Gregory Rodman – Director, has been a director Sun Pacific Power Corp. since July 2012. Mr. Rodman founded Rodman Electric, LLC, in 2005, a full service electrical contracting company that specializes in all phases of electrical contracting work for commercial and residential projects. Mr. Rodman is the sole owner and officer of Rodman Electric. Mr. Rodman started his electrical career in Local Union #3 as an apprentice from 1987-1990. He then became an electrician from 1990-1995 before becoming foreman from 1995-2001 at the World Trade Center. Since 2002, Mr. Rodman has been the Shop Stewart at Rockefeller Plaza, where he is responsible for electrical maintenance at the facility. Mr. Rodman is a certified electrician in the state of New York and a negotiating committee member for Local #3. Mr. Rodman also holds a master electricians license in the state of New Jersey and has completed the Local #3 apprenticeship program. Mr. Rodman’s experience in electrical contracting is vital to our electrical business.

Vincent Randazzo – Director, was recently appointed to the Board of Directors of Sun Pacific Power Corp. because of his management experience with manufacturing operations and financial reporting. Mr. Randazzo received his Bachelor of Science in Business Administration from Saint Francis College. Mr. Randazzo started his career as an accounting clerk for Agip, USA. Thereafter, he quickly became an Manager of General Accounting for Time Warner Corporation making his eventually to Plant Manager in his 10 years with the company. In 1998, Mr. Randazzo joined I.L Walker, Inc., a folding carton manufacturing operation, as Vice President/General Manager. I.L. Walker, Inc. at the time had annual sales of $23,000,000. Mr. Randazzo was responsible for 155 employees, initiated new manufacturing and quality standards. Based on his experience with I.L. Walker, Inc., in 2001, Mr. Randazzo started his own firm, Zapp Packaging, Inc. driving sales from $1,500,000 the first year of operations to $15,000,000 in 2005 when he sold the company. In 2006, Mr. Randazzo joined MyPrint and division of e-Tools Corporation as VP of Operations until he was appointed CEO in 2007, where he remains today. Mr. Randazzo’s experience brings true expertise in building and growing the business of the Company.

Sumair Mitroo - Director, was appointed to the Board of Directors in April 2017. Mr. Mitroo brings an impressive range of education, research, and proven business experience to the Company. He graduated with a degree in Chemistry from Case Western Reserve University (CWRU). As part of a Biochemistry research team at CWRU he assisted in the publication of an article in the NY Academy of Science in November 1989. Thereafter, Mr. Mitroo decided to embark on a career in business and subsequently established a successful sales career with many companies. From 1993 to 1995, Mr. Mitroo started in sales in the medical supplies industry with International Medical Supply, Inc. and rose to the rank of V.P. Between 1993 and 1997, Mr. Mitroo spearheaded several joint venture and international license technology collaborations between companies in USA and India as V.P. of Macro International, Inc. From 1998 to 2002, he worked for Geac Computer Corporation (NASDAQ: GEAC; TSE: GAC), and WorldCom/MCI. In 2003, Mr. Mitroo started Mitroo Networks And Communications, Inc., a telecom sales agency involved in providing voice and data solutions for companies worldwide, and in 2004, he started Ashoretree Services, Inc., to help organizations with outsourcing, subcontracting, or in-sourcing their marketing and BPO (Business Process Outsourcing). After starting as in investor in Larasan Pharmaceutical Corp. in 2003, Mr. Mitroo became CEO of Larasan in 2012. For Larasan, Mr. Mitroo has spearheaded new product development; strategic partner development; business plan and other documentation; and also helped with procurement of investments. He is still currently involved in this role. Mr. Mitroo has been a consultant for business development for several firms. His experience and creativity in utilizing technology and people to provide goal driven solutions has been instrumental for many companies. Mr. Mitroo has a wide range of contacts that he can readily engage to assist the Company in improving its product offering and its marketing.

William Singer – Director, was appointed to the Board of Directors in April 2017. In 1991, Mr. Singer started Bill’s Bus, LLC, a bus transportation service providing routes between Isla Vista, California and Santa Barbara, California. Starting with a single bus, Mr. Singer grew the Bill’s Bus, LLC adding 8 additional buses and was generating $325,000 net revenues in 2007. He also began utilizing advertising to increase revenues by nearly 15%. Mr. Singer sold the business in 2007. After selling Bill’s Bus, LLC, Mr. Singer joined Navellier Select, LLC a Fund of Funds operation as business development personnel raising over $25,000,000 over a 1 year period. Navellier was sold in 2009 to Genesis. In 2010, Mr. Singer joined TruConnect, LLC, a prepaid mobile broadband business as President. The product was sold in Wal-Mart, Radioshack, Target, Best Buy, AAFES and hhgregg. As President, Mr. Singer was responsible for driving revenues from $1,800,000 to $11,000,000 before the company was sold to a private equity firm. Since 2013, Mr. Singer has created Pride Wireless, Inc., a phone service for the LGBTQ community in conjunction with T-Mobile. He currently sits as President for Montecito Investments, LLC, a private investment and sales consulting firm and Summerland Advisors, LLC a wealth management firm. Mr. Singer also sits as Vice President of Life Clips, Inc. (LCLP:OTCQB), a publicly traded company selling Mobeego, a onetime use emergency battery for cell phones. Mr. Singer brings a great resourced in mergers and acquisitions, and raising capital. As the Company looks to have their stock traded on a national exchange, Mr. Singer will be instrumental in managing the public company aspects of our Company.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) Engaging in any type of business practice; or

iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i) Any Federal or State securities or commodities law or regulation; or

ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees. However, pursuant to the Agreement described in Item 1.01 above, Mr. Nicholas Campanella will enter into a profit sharing agreement as settlement for certain debts owed by Sun Pacific Power Corp., which will be assumed by the Company.

Item 8.01 Other Events.

On August 21, 2017, upon the recommendation of the Board of Directors, shareholders representing 94.19% of the voting rights of the Company consented to change the name of the Company from “EXOlifestyle, Inc.” to “Sun Pacific Holding Corp.” The Company will file a Preliminary Schedule 14C that will describe the corporate actions in more detail.

Upon the effectiveness of the reverse stock split, the Company will have approximately 56,843,084 shares of common capital stock issued and outstanding, 0 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock and 275,000 shares of Series C Preferred Stock.

Section 9 - Financial Statements and Exhibits

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2016 and 2015

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Sun Pacific Power Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Sun Pacific Power Corporation and its subsidiaries (the “Company”) as of -December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sun Pacific Power Corporation and its subsidiaries as of December 31, 2016 and 2015, and the results of their consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has a significant working capital deficiency both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Stone & Company, LLC
Dallas, Texas
August 21, 2017

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31, 2016	December 31, 2015
ASSETS

Current assets

Cash and cash equivalents	$90,077	$18,796
Accounts receivable, net of allowance for uncollectable accounts of $229,012 and $145,200, respectively.	143,423	186,146
Total current assets	233,500	204,942
Property and equipment, at cost:
Furniture and equipment	265,700	208,918
Vehicles	239,214	239,214
Leasehold improvements	66,077	57,647
Less: accumulated depreciation	(179,948)	(97,760)
Net property and equipment	391,043	408,019

Total assets	$624,543	$612,961

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$572,200	$337,284
Accounts payable, related party	75,000	-
Accrued compensation to officer	378,475	195,340
Accrued expenses	36,821	-
Accrued expenses, related party	450,000	-
Dividends payable, related party	3,288	-
Advances from related party	281,390	19,087
Vehicle installment notes payable, current portion	25,975	25,039
Convertible notes payable, related party, current portion	322,474	332,474
Total current liabilities	2,145,623	909,224
Long term liabilities
Vehicle installment notes payable, net of current portion	96,880	122,808
Convertible notes payable	173,334	-
Convertible notes payable, related party, net of current portion	75,000	-
Total long term liabilities	345,214	122,808

Commitments and contingencies (see Note 8)	-	-

Total liabilities	2,490,837	1,032,032

Stockholders’ deficit	13	10
Preferred stock
$0.00001 par value, 10 million shares authorized,
Series A-1: 1,040,000 and 1,040,000 shares issued and outstanding, respectively Series B: 275,000 and zero shares issued and outstanding, respectively

Common stock $0.00001 par value, 750,000,000 shares authorized, 25,631,235 and 25,631,235 shares issued and outstanding, respectively	256	256
Additional paid in capital	792,606	748,609
Accumulated deficit	(2,659,169)	(1,167,946)
Total stockholders’ deficit	(1,866,294)	(419,071)

Total liabilities and stockholders’ equity	$624,543	$612,961

See notes to consolidated financial statements

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	FOR THE YEARS ENDED DECEMBER 31,
	2016	2015
Revenues
Security	$420	$105
Service	3,202,488	2,301,765
Total revenues	3,202,908	2,301,870

Cost of revenues	1,244,771	593,825

Gross profit	1,958,137	1,708,045
Operating expenses
Marketing and sales	1,005,684	231,818
General and administrative	2,395,828	1,695,939
Total operating expenses	3,401,512	1,927,757

Loss from operations	(1,443,375)	(219,712)

Other expense Interest expense	(35,793)	(4,070)
Dividend expense	(12,055)	-
Total other expense	(47,848)	(4,070)

Net loss	$(1,491,223)	$(223,782)

Net loss per common share
Basic loss per common share	$(0.06)	$(0.01)

Weighted average number of common shares outstanding	25,631,235	25,631,235

See notes to consolidated financial statements

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the years ended December 31, 2016 and 2015

(AUDITED)

	Preferred Stock						Additional		Total
	Series A-1		Series B		Common Stock		paid in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balances at December 31, 2014	1,040,000	$10	-	$-	25,631,235	$256	$748,609	$(944,164)	$(195,289)
Net loss for the year ended December 31, 2015								(223,782)	(223,782)
Balances at December 31, 2015	1,040,000	$10	-	$-	25,631,235	$256	$748,609	$(1,167,946)	$(419,071)
Net loss for the year ended December 31, 2016								(1,491,223)	(1,491,223)
Issuance of Series B Preferred Stock			275,000	3			43,997		44,000
Balances at December 31, 2016	1,040,000	$10	275,000	$3	25,631,235	$256	$792,606	$(2,659,169)	$(1,866,294)

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	For the years ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,491,223)	$(223,782)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	82,188	56,343
Amortization of debt discount	7,334	-
Allowance for uncollectable accounts	86,676	150,309
Proceeds from noncash additions to convertible notes used in operations	42,000	-
Changes in operating assets and liabilities:
Accounts receivable	(43,953)	(312,288)
Accounts payable	234,916	174,304
Accounts payable, related party	75,000	-
Accrued compensation to officer	183,135	171,231
Accrued expenses	36,821	-
Accrued expenses, related party	450,000	-
Dividends payable, related party	3,288	-
Net cash provided by (used in) operating activities	(333,818)	16,117

Cash flows from investing activities:
Purchases of property and equipment	(65,212)	(123,038)
Net cash used in investing activities	(65,212)	(123,038)
Cash flows from financing activities:
Proceeds from advances from related parties	545,554	90,000
Repayment of advances from related parties	(208,251)	-
Proceeds from convertible notes payable	158,000	-
Repayment of vehicle installment notes payable	(24,992)	(13,146)
Net cash provided by financing activities	470,311	76,854

Net increase (decrease) in cash	71,281	(30,067)
Cash at beginning of year	18,796	48,863
Cash at end of year	$90,077	$18,796

Supplemental Disclosure of Cash Flow Information
Interest paid	$16,404	$4,070
Taxes paid	$3,141	$29,339

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Advances from related party settled through issuance of convertible notes payable, related party	$75,000	$332,474
Debt discount on convertible notes payable	$32,000	$-
Debt discount on convertible notes payable, related party	$12,000	$-
Property and equipment financed by vehicle installment notes payable	$-	$110,265
Accounts payable settled through advances from related party	$-	$6,000

See notes to consolidated financial statements

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of the business

Organization

We were incorporated under the laws of the State of New Jersey on July 28, 2009, as Sun Pacific Power Corporation and together with its subsidiaries, are referred to as the “Company”. Our principal executive offices are located at 215 Gordons Corner Road, Manalapan, New Jersey, 07726.

Description of business

Sun Pacific Power Corp, (“Sun Pacific”) currently generates revenues through its general commercial and residential contracting business. The Company has focused is activities in five areas, as a General Commercial Contractor, installers of Solar Powered Bus Shelters, Electrical Contracting, Plumbing and Securities Systems.

Currently, the Company has 4 subsidiary holdings. Bella Electric, LLC that in conjunction with the Company operates our electrical contracting work. Bella Electric, LLC is a Pennsylvania limited liability company. We have also created Sun Pacific Security Corp., a New Jersey corporation. Currently we have not begun operations in the security sector, but our goal will be to provide residential and commercial security solutions, including installation and monitoring. We recently have created National Mechanical Group Corp, a New Jersey corporation focused on plumbing operations in the New Jersey Pennsylvania areas. Lastly, we have created Street Smart Outdoor Corp, a Wyoming corporation, that acts as a holding company for our state specific operations in unique advertising through solar bus stops, solar trashcans and “street kiosks”. Currently, we only operate a single subsidiary of Street Smart Outdoor Corp, Sun Pacific Coast Corp. our Florida advertising operations.

Note 2 - Summary of significant accounting policies

Use of estimates in the preparation of financial statements

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, cash includes demand deposits and short-term liquid investments with original maturities of three months or less when purchased. As of December 31, 2016, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. At December 31, 2016, none of the Company’s cash was in excess of federally insured limits.

Accounts Receivable

In the normal course of business, we decide to extend credit to certain customers without requiring collateral or other security interests. Management reviews its accounts receivable at each reporting period to provide for an allowance against accounts receivable for an amount that could become uncollectible. This review process may involve the identification of payment problems with specific customers. Periodically we estimate this allowance based on the aging of the accounts receivable, historical collection experience, and other relevant factors, such as changes in the economy and the imposition of regulatory requirements that can have an impact on the industry. These factors continuously change, and can have an impact on collections and our estimation process. The Company incurred bad debt expenses of $86,676 and $150,309 during the years ended December 31, 2016 and 2015, respectively.

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss but which will only be resolved when one or more future events occur or do not occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to pending legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Fair value of financial instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to its consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the consolidated balance sheet dates, nor gains or losses reported in the consolidated statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at December 31, 2016 and 2015.

Fair value measurements

ASC Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, the fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Property and equipment

Property and equipment is stated at cost. Additions and improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over three to five years for vehicles and five to ten years for equipment. Leasehold improvements are amortized over the lesser of the estimated remaining useful life of the asset or the remaining lease term.

Impairment of long-lived assets

The Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. At December 31, 2016 and 2015, the Company has not identified any such impairment losses.

Income taxes

Under ASC Topic 740, “Income Taxes”, the Company is required to account for its income taxes through the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carry forwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year.

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating losses, and tax credit carry forwards. A valuation allowance is established to reduce that deferred tax asset if it is “more likely than not” that the related tax benefits will not be realized.

Research and development expense

Research and development costs are expensed as incurred.

Revenue recognition

The Company recognizes revenue when services are performed, collection of the relevant receivables is probable, persuasive evidence of an arrangement exists and the price is fixed or determinable.

Subsequent events

The Company has evaluated subsequent events from December 31, 2016 and through August 21, 2017, to assess the need for potential recognition or disclosure in this report. Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included. (See Note 10)

Recent accounting pronouncements

During the year ended December 31, 2016 and through August 21, 2017, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Note 3 - Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the years ended December 31, 2016 and 2015, the Company incurred losses from operations of $1,491,223 and $223,782, respectively. At December 31, 2016 and 2015, the Company had a stockholders’ deficit of $1,866,294 and $419,071, respectively, and a working capital deficit of $1,563,674 and $346,769, respectively. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise the additional capital to meet short and long-term operating requirements. Management is continuing to pursue external financing alternatives to improve the Company’s working capital position however additional financing may not be available upon acceptable terms, or at all. If the Company is unable to obtain the necessary capital, the Company may have to cease operations.

Note 4 - Net loss per share

Under ASC 260, “Earnings Per Share” (“EPS”), the Company provides for the calculation of basic and diluted earnings per share. Basic EPS includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. For the years ended December 31, 2016 and 2015, basic and diluted loss per share are the same as the calculation of diluted per share amounts would result in an anti-dilutive calculation.

Note 5 - Borrowings

Vehicle installment notes payable

The Company’s vehicle installment notes payable consist of several installment notes for various vehicles used in the Company’s operations. At December 31, 2016 and 2015, the notes have annual interest rates between 3.49% and 4.07% and require monthly minimum payments of principal and interest ranging from $380 to $434. The Company’s installment notes are collateralized by the vehicles purchased with the respective installment notes.

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible notes payable

On August 24, 2016, the Company issued two two-year unsecured convertible notes payable totaling

$200,000 pursuant to a private placement memorandum. The notes mature on August 24, 2018, have an annual interest rate of 12.5% and are due at maturity. At the election of the holder, the notes can be converted into common stock of the Company at a conversion price per share equal to 50% of the average bid price for the 30 consecutive business days prior to conversion. The conversion feature is contingent upon i) the successful filing of a registration statement to become publicly traded, and ii) the company stock has become publicly quoted on the OTC Markets and iii) the conversion price is above $0.10. In connection with the notes, the Company issued a total of 200,000 shares of Series B preferred stock, as further described in Note 6. As of December 31, 2016, the balances of the notes totaled $200,000.

Convertible notes payable, related party

On October 23, 2015, a total of $332,474 in advances from a related party was converted into two one-year unsecured convertible notes payable to Nicholas Campanella, Chief Executive Officer of the Company.

The notes have an annual interest rate of 6% and are currently past due. At the election of the holder, the notes can be converted into common stock of the Company at a conversion price per share equal to 20% of the average bid price for the three consecutive business days prior to conversion. As of December 31, 2016 and 2015, the balances of the notes totaled $332,474.

On August 24, 2016, a total of $75,000 in advances from a related party was converted into a two-year unsecured convertible note payable to Nicholas Campanella, Chief Executive Officer of the Company, pursuant to a private placement memorandum. The note matures on August 24, 2018, has an annual interest rate of 12.5% and is due at maturity. At the election of the holder, the note can be converted into common stock of the Company at a conversion price per share equal to 50% of the average bid price for the 30 consecutive business days prior to conversion. The conversion feature is contingent upon i) the successful filing of a registration statement to become publicly traded, and ii) the company stock has become publicly quoted on the OTC Markets and iii) the conversion price is above $0.10. In connection with this note, the Company issued 75,000 shares of Series B preferred stock, as further described in Note

6. As of December 31, 2016, the balance of the notes was $75,000.

Line of credit, related party

On October 23, 2015, the Company entered a line of credit agreement with Nicholas Campanella, Chief Executive Office of the Company, for a total value of $250,000. The line of credit has a stated annual interest rate of 6.00%. During the years ended December 31, 2016 and 2015, the Company did not draw on the line of credit.

The Company’s estimated future maturities of its borrowings, as of December 31, 2016, are as follows:

Years ending
December 31,	Amount
2017	$639,839
2018	301,948
2019	27,956
2020	28,530
2021	13,446
$1,011,719

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Preferred stock and common stock

Preferred Stock

Our board of directors has the authority to designate and issue up to 10,000,000 shares of $0.00001 par value preferred stock in one or more series, and to fix and determine the relative economic rights and preferences of preferred shares any or all of which may be greater than the rights of our common stock, as well as the authority to issue such shares without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Preferred stock is designated 1,040,000 shares to Series A-1 at December 31, 2016 and 2015, respectively, and 500,000 to Series B.

Series A-1 Preferred Stock

As of December 31, 2016 and 2015, we have 1,040,000 and 1,040,000 shares of Series A-1 preferred stock issued and outstanding, respectively. Each share of the Series A-1 Preferred Stock has voting preferences of 350 votes on all matters presented to be voted on by the holders of common stock. Each holder of shares of Series A-1 Preferred Stock may, at any time, and from time to time, convert each of its shares of Series A-1 Preferred Stock into a number of fully paid and non-assessable shares of Common Stock at a 100 to one conversion.

Series B preferred stock

As of December 31, 2016 and 2015, we have 275,000 and zero shares of Series B preferred stock issued and outstanding, respectively. Each share of Series B is entitled to a simple dividend of 12.5% per annum. Series B Preferred Stock is automatically redeemed at zero cost by the Company and returned to the Company for cancellation, as unissued, non-designated, preferred shares in August of 2018. Series B Preferred Stock has no conversion rights and no voting rights on any matters presented to be voted on by the holders of common stock.

On August 24, 2016, the Company issued a total of 275,000 shares of Series B preferred stock in connection with three convertible notes payable totaling $275,000 (Note 5) pursuant to a private placement memorandum.

The Company recorded a discount on the associated debt based on the relative fair value of the Series B preferred shares of $44,000 in accordance with ASC 470-20, Debt with Conversion and Other Options. The Company calculated the value of the Series B preferred shares by calculating the present value of the annual 12.5% dividends with the following assumptions: annual dividend expense of $34,375; term of 2 years; and cost of debt of 8.25% and accounted for them as a debt discount, which will be amortized over the term of the convertible notes payable. During the year ended December 31, 2016, the Company amortized $7,334 of the debt discount as interest expense.

Common Stock

We are authorized to issue up to 750 million shares of $0.00001 par value common stock. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights, or sinking fund provisions, and there are no dividends in arrears or in default. All shares of our common stock have equal distribution, liquidation and voting rights and have no preferences or exchange rights.

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common stock purchase warrants

No common stock purchase warrants were issued in during the years ended December 31, 2016 or 2015. All remaining outstanding common stock purchase warrants expired during the year ended December 31, 2016.

Note 7 - Income taxes

We have recorded no provision or benefit for income taxes. The difference between tax at the statutory rate and no tax is primarily due to the full valuation allowance.

The increase in the valuation allowance was $507,000, and $74,000 during the years ended December 31, 2016 and 2015, respectively. A valuation allowance has been recorded in the full amount of total deferred tax assets as it has not been determined that it is more likely than not that these deferred tax assets will be realized.

As of December 31, 2016, we have net operating loss carry forwards of approximately $1.1 million, which begin to expire in 2030 and will continue to expire through 2035 if not otherwise utilized. Our ability to use such net operating losses and tax credit carry forwards is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, and such limitation would be significant. Realization is dependent on generating sufficient taxable income prior to expiration.

Deferred income taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

Significant components of our deferred tax assets and liabilities and related valuation allowances at December 31, 2016 and 2015 are as follows:

Deferred Taxes	2016	2015
Net operating loss carry forward	$374,000	$82,000
Accrued Expenses	296,000	81,000
Total deferred tax assets	670,000	163,000
Deferred Tax Liability
Valuation Allowance	$(670,000)	$(163,000)
Deferred Tax Assets & Liabilities, net	$-	$-

Estimated tax reconciliation	2016		2015
	Amounts	Rate	Amounts	Rate
Income tax (expense) benefit at statutory federal rate of 34%	$507,000	34%	$76,000	34%
Permanent differences	-	0%	(2,000)	-1%
Increase (decrease) in valuation allowance	(507,000)	-34%	(74,000)	33%
Income tax expense (benefit) at Company’s effective tax rate	$-	0%	$-	0%

SUN PACIFIC POWER CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and contingencies

Employment agreement

On December 20, 2014, the Company entered into a five-year employment agreement with Nicholas Campanella, Chief Executive Officer. Under the terms of the agreement, the Company is required to pay a base compensation of $180,000 annually, subject to increases in cost of living and performance bonuses as awarded by the Board of Directors. After 5 years, the agreement is automatically renewed for an additional two years unless terminated by either party. As part of the agreement Mr. Campanella opted to defer, with no interest, the receipt of compensation under the agreement until the Company has the funds to pay its obligation. At December 31, 2016 and 2015, the Company had accrued compensation of $378,475 and $195,340, respectively, and recorded the related expenses in ‘general and administrative’ on the accompanying consolidated statements of operations.

Consulting agreement

During the year ended December 31, 2014, the Company issued 2,208,684 shares of the Company’s common stock pursuant to a one-year consulting agreement with Summit Trading Limited for consulting services. The consulting agreement expired during November 2015.

Lease agreement

Our corporate headquarters and facilities were leased at a monthly rate of $7,500 from Triplet Square, LLC, a related party, under a five-year agreement expiring in August 2020. The Company had the option to extend the lease for an additional 5 years. Rent expense for the years ended December 31, 2016 and 2015 was $90,000 and $43,644, respectively, and was recorded in ‘general and administrative’ on the accompanying consolidated statements of operations. At December 31, 2016, the Company had a payable balance totaling $75,000 related to 2016 lease expenses under this agreement. Subsequent to December 31, 2016, the facility was sold and the Company was released from its obligations. (See Note 10)

Significant customers

At December 31, 2016 and 2015, and for each of the years then ended, the Company had the following customer concentrations:

	Percentage of Revenues		Percentage of Accounts Receivable
	2016	2015	2016	2015
The Pavillion	32%	*	*	*
C. Raymond Davis & Sons, Inc.	30%	*	49%	28%
The Phillip Murry House	21%	*	*	*
New York Terminals	*	19%	22%	49%
190 Bowery	*	*	17%	21%
Atlantic City Townhomes	*	51%	*	*
Lowes Home Center	*	13%	*	*

* Less than 10%

Due to various contractual arrangements with certain customers, Consultative fees are paid to those customers. During the twelve months ended December 31, 2016 and 2015, respectively, Consultative fees paid to significant customers were as follows:

	2016	2015
The Pavillion	$204,629	$-
C. Raymond Davis & Sons, Inc.	20,000	-
The Phillip Murry House	208,829	-
New York Terminals	-	7,000
190 Bowery	-	-
Atlantic City Townhomes	-	140,796
Lowes Home Center	-	-
	$433,458	$147,796

Note 9 - Related party transactions

For purposes of these consolidated financial statements, Summit Trading Limited, Zimmerman LLC, the Campanella family, Jody Samuels, Frank Capria, and Triplet Square LLC are considered related parties due to their beneficial ownership (shareholdings or voting rights) in excess of 5%, or their affiliate status, during the years ended December 31, 2016 and 2015. All material transactions with these investors and other related parties for the years ended December 31, 2016 and 2015, not listed elsewhere, are listed below.

During the year ended December 31, 2015, the Company awarded Christopher Campanella, Danielle Campanella, and Nicholas Campanella a total of $450,000 for services provided to the Company. During January 2017, the Company issued 4,500,000 shares of the Company’s common stock at a fair value of $0.10 per share to settle the liability.

Note 10 - Subsequent events

Stock issuance

During January 2017, the Company issued 160,000 shares of the Company’s common stock as compensation for services rendered under a private placement memorandum dated August 26, 2016.

Lease agreement

During March 2017, the Company entered into a five-year lease agreement. Under the terms of the agreement, the Company is obligated to pay monthly rent payments starting at $3,556 and escalating over the life of the lease. Future minimum rental payments under this agreement are as follows:

Years Ending
December 31,	Amount
2017	$7,112
2018	43,559
2019	44,648
2020	45,764
2021	46,908
Thereafter	7,850
$195,841

Acquisition and merger

On August 17, 2017 the Company entered into an acquisition and merger agreement with EXOlifestyle, Inc. whereby 100% of Sun Pacific Power Corp. (“SPPC”) was purchased for certain shares of common and preferred shares of the EXOlifestyle, Inc. (“EXOL”). Pursuant to the Agreement the shareholders of SPPC shall exchange their shares for shares of EXOL as follows:

●	The holders of Series 1-A Preferred shares of SPPC shall receive exactly 0.9764 share of newly designated Series B Preferred Shares (the “EXOL Series B Shares”) in exchange for each share of Series 1-A Preferred of SPPC. The EXOL Series B Preferred Shares shall automatically convert at a rate of 30.8565 of common shares for each share of EXOL Series B Preferred Share upon the effectiveness of a reverse stock split of 50:1, which the Board of Directors has recommended to the shareholders. The Series B Preferred Share have voting rights equal to the aggregate common shares upon conversion.

●	The holders of the Series B Preferred Shares of SPPC shall each receive 1 share of the newly designated Series C Preferred Shares of the EXOL in exchange for each share of the Series B Preferred Shares of SPPC. EXOL Series C Preferred Shares have not voting rights and shall automatically redeem 24 months from issuance.

●	The holders of common shares of SPPC shall each receive 8.83 shares of common stock of EXOL in exchange for each share of SPPC common stock for a total of 284,248,605 shares.

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

The Audited Financial Statements of Sun Pacific Power Corp. as of December 31, 2016 and 2015 are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information .

The unaudited pro forma balance sheet as of June 30, 2017 and unaudited pro forma income statement for the period ended June 30, 2017 to give effect to the acquisition of Sun Pacific Power Corp. are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

Exhibit Number	Description
3.1	Designation of Series B and Series C Preferred Stock filed with the state of Nevada on August 11, 2017*
10.1	The Acquisition Agreement between the Company and Sun Pacific Power Corp., dated August 16, 2017*
10.2	The Spinoff Agreement with the Company, Randy Romano and Vaughan Dugan, dated August 24, 2017
10.3	Form of Amendment to Convertible Promissory Note.
23.1	Consent of Turner Stone & Company, LLP

*Filed with Form 8-K on August 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOlifestyle, Inc.
(Registrant)
Date:	August 29, 2017
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Chief Executive Officer